Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mr. Cooper Group Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kurt Johnson, Executive Vice President & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 26, 2023
/s/ Kurt Johnson
Kurt Johnson
Executive Vice President & Chief Financial Officer